UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

NATURALSHRIMP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5080 Spectrum Drive, Suite 1000
Addison, Texas 75001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.03. Material Modification to Rights of Security Holders.

On August 17, 2018, the Company, pursuant to approval by the Company’s board of directors, filed a certificate of designation (the “Certificate of Designation”) with the state of Nevada in order to designate a class of preferred stock. The class of preferred stock that was designated is referred to as Series A Convertible Preferred Stock (the “Series A Stock”), consists of 5,000,000 shares, and was designated from the 200,000,000 authorized preferred shares of the Company. The Series A Stock is not entitled to dividends, but carries liquidation rights upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, at which time the holders of the Series A Stock shall receive the sum of $0.001 per share before any payment or distribution shall be made on the Company’s common stock, or any class ranking junior to the Series A Stock. The shares of Series A Stock shall vote together as a single class with the holders of the Company’s common stock for all matters submitted to the holders of common stock, including the election of directors, and shall carry voting rights of 60 common shares for every share of Series A Stock. Any time after the two-year anniversary of the initial issuance date of the Series A Stock, the Series A Stock shall be convertible at the written consent of a majority of the outstanding shares of Series A Stock, in an amount of shares of common stock equal to 100% of the then outstanding shares of common stock at the time of such conversion.

On August 21, 2018, the Company entered into a Stock Exchange Agreement (the “Exchange Agreement”) with NaturalShrimp Holdings, Inc. (“NaturalShrimp”), the Company’s majority shareholder, which is controlled by the Company’s CEO and President. Pursuant to the Exchange Agreement, the Company and NaturalShrimp exchanged 75,000,000 shares of common stock for 5,000,000 shares of Series A Stock. The 75,000,000 shares of common stock will be cancelled and returned to the authorized but unissued shares of common stock of the Company.

The foregoing description of the above referenced Certificate of Designation and Exchange Agreement do not purport to be complete. For an understanding of their terms and provisions, reference should be made to Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits

Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description
3.1*	Certificate of Designation for Series A Convertible Preferred Stock
10.2*	Stock Exchange Agreement dated August 21, 2018

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2018

NATURALSHRIMP INCORPORATED

By:	/s/ Bill Williams
Name: Bill G. Williams
Title: Chief Executive Officer